SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                               Form 8-K

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                           May 19, 1998


                         Abigail Adams National Bancorp, Inc.
                  ---------------------------------------
         (Exact name of registrant as specified in its charter)

        Delaware                0-10971            52-1508198
-----------------------    -----------------     ----------------
    (State or other      (Commission File No.)   (I.R.S. Employer
    jurisdiction of                           Identification No.)


         Registrant's telephone number, including area code:
                          (202) 466-4090

                          Not Applicable
    ---------------------------------------------------------
    (Former name or former address, if changed since last report)

Item 6.   Resignations of Registrant's Directors

     By letter dated May 18, 1998 and received May 19, 1998, Steve Protulis, Dana B. Stebbins and Susan J. Williams resigned as directors of the Registrant. Their resignations followed the removal by shareholders, in a consent solicitation, of Barbara Blum, Shireen L. Dodson, Susan Hager and Clarence L. James, Jr., as directors of the Registrant and their replacement on the Board of Directors with A. George Cook, III, Marianne Steiner, Bonita
A. Wilson and Joseph L. Williams.

     The resigning directors indicated that their resignations were due to a disagreement with the Board over the business philosophy of the Registrant as a result of the change in the composition of Board of Directors following the consent solicitation conducted by Marshall T. Reynolds, Shirley A. Reynolds, Robert L. Shell, Jr. and Jeanne D. Hubbard. In addition, the resigning directors disagreed with Mr. Reynolds' actions in opposing the Registrant's proposed acquisition of Ballston Bancorp, Inc.

     For further information see Exhibit 7 which sets forth the resignation letters of Mr. Protulis, Ms. Stebbins and Ms.
Williams.

Item 7.   Exhibits

     Resignation letters of Steve Protulis, Dana B. Stebbins and
Susan J. Williams.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         ABIGAIL ADAMS NATIONAL BANCORP, INC.


DATE: May 21, 1998       By:  /s/ Jeanne D. Hubbard
                              ------------------------------
                              Jeanne D. Hubbard
                              Chief Executive Officer and
                              Chairman of the Board

      [LETTERHEAD OF ABIGAIL ADAMS NATIONAL BANCORP, INC.]



The Board of Directors                            May 18, 1998
Abigail Adams National Bancorp, Inc.              6:00 p.m.
  and The Adams National Bank
1627 K Street, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

     The undersigned directors herewith submit their resignations from the board of directors of Abigail Adams National Bancorp, Inc. and The Adams National Bank, effective immediately. We cannot support the hostile and unwelcome acquisition of effective control of the boards by the Reynolds group, led by Marshall T. Reynolds. We have not and cannot support Mr. Reynolds' goals and objectives and continue to express our opposition to Mr. Reynolds' past actions and future plans.

     We request that you place these resignation letters in the formal minutes and records of the company, and that you disclose the reasons for our resignations in all periodic reports to be filed with the Securities and Exchange Commission. In particular, we state for the record the following reasons for our actions:

     1. Mr. Reynolds' conduct in approving the Ballston acquisition and thereafter in opposing it and causing its defeat was in reckless disregard of the best interests of the bank. As is now clear, that acquisition was an extremely attractive one for the Abigail Adams National Bancorp, Inc. In March 1998, less than three months after Adams' acquisition was scuttled, Ballston is being acquired for $5.5 million more than Adams' would have paid. In addition, expenses related to the acquisition totaled approximately $1.2 million which have to be written off in 1997. We cannot condone Mr. Reynolds' pretextual reasons for opposing the acquisition, because the real reasons was his desire to get his own way with respect to out of state acquisitions opposed by the majority of the board of directors.

     2. Mr. Reynolds and his group have obviously established an objective for the bank that varies materially from the strategic plan previously adopted and pursued by the directors, namely, our plan to expand in the Washington, D.C. region and maintain our unique relationship with women and minority interests in the community. It is obvious that Mr. Reynolds' primary goals is to spike up the price of the bank's stock for short term gain, and that to achieve that goal he will cause the board to pursue actions inconsistent with the bank's strategic plan.

     3. Mr. Reynolds' conduct in forcing the bank to drop its lawsuit against him and others constitutes the waste of a valuable corporate asset.

     4. Finally, we simply do not believe that we could serve effectively on a board of directors that will obviously have goals different from ours and which we do not believe contribute to the safety and soundness of the institution.

                         Very truly yours,,


                         /s/ Steve Protulis
                         ------------------------------
                         Steve Protulis


                         ------------------------------
                         Dana B. Stebbins


                         ------------------------------
                         Susan Williams

      [LETTERHEAD OF ABIGAIL ADAMS NATIONAL BANCORP, INC.]



The Board of Directors                            May 18, 1998
Abigail Adams National Bancorp, Inc.              6:00 p.m.
  and The Adams National Bank
1627 K Street, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

     The undersigned directors herewith submit their resignations from the board of directors of Abigail Adams National Bancorp, Inc. and The Adams National Bank, effective immediately. We cannot support the hostile and unwelcome acquisition of effective control of the boards by the Reynolds group, led by Marshall T. Reynolds. We have not and cannot support Mr. Reynolds' goals and objectives and continue to express our opposition to Mr. Reynolds' past actions and future plans.

     We request that you place these resignation letters in the formal minutes and records of the company, and that you disclose the reasons for our resignations in all periodic reports to be filed with the Securities and Exchange Commission. In particular, we state for the record the following reasons for our actions:

     1. Mr. Reynolds' conduct in approving the Ballston acquisition and thereafter in opposing it and causing its defeat was in reckless disregard of the best interests of the bank. As is now clear, that acquisition was an extremely attractive one for the Abigail Adams National Bancorp, Inc. In March 1998, less than three months after Adams' acquisition was scuttled, Ballston is being acquired for $5.5 million more than Adams' would have paid. In addition, expenses related to the acquisition totaled approximately $1.2 million which have to be written off in 1997. We cannot condone Mr. Reynolds' pretextual reasons for opposing the acquisition, because the real reasons was his desire to get his own way with respect to out of state acquisitions opposed by the majority of the board of directors.

     2. Mr. Reynolds and his group have obviously established an objective for the bank that varies materially from the strategic plan previously adopted and pursued by the directors, namely, our plan to expand in the Washington, D.C. region and maintain our unique relationship with women and minority interests in the community. It is obvious that Mr. Reynolds' primary goals is to spike up the price of the bank's stock for short term gain, and that to achieve that goal he will cause the board to pursue actions inconsistent with the bank's strategic plan.

     3. Mr. Reynolds' conduct in forcing the bank to drop its lawsuit against him and others constitutes the waste of a valuable corporate asset.

     4. Finally, we simply do not believe that we could serve effectively on a board of directors that will obviously have goals different from ours and which we do not believe contribute to the safety and soundness of the institution.

                         Very truly yours,,


                         ------------------------------
                         Steve Protulis


                         /s/ Dana B. Stebbins
                         ------------------------------
                         Dana B. Stebbins


                         /s/ Susan Williams
                         ------------------------------
                         Susan Williams